                                                                   EXHIBIT 10.34


                              NINTH AMENDMENT TO
                      AMENDED AND RESTATED LOAN AGREEMENT
                      -----------------------------------

     THIS DOCUMENT is entered into as of February 22, 1999, between MATRIX FINANCIAL SERVICES CORPORATION, an Arizona corporation ("Borrower"), the Lenders listed on the signature page below, and BANK ONE, TEXAS, N.A., as Agent (in that capacity "Agent").

     Borrower, Lenders, and Agent have entered into the Amended and Restated Loan Agreement (as renewed, extended, amended, or restated, the "Loan Agreement") dated as of January 31, 1997, providing for loans to Borrower both on a revolving and a term basis. Borrower, Agent, and Lenders have agreed, upon the following terms and conditions, to amend the Credit Agreement as described in Paragraph 2 below.

     Accordingly, for adequate and sufficient consideration, Borrower, Lenders, and Agent agree as follows:

     1. TERMS AND REFERENCES. Unless otherwise stated in this document (A) terms
        --------------------
defined in the Loan Agreement have the same meanings when used in this document and (B) all references to "Sections," "Schedules," and "Exhibits" are to the Loan Agreement's sections, schedules, and exhibits.

     2.  AMENDMENTS.  The Loan Agreement is hereby amended as follows:
         ----------

     (A) Section 1.1 is amended to entirely amend or add the following definitions in alphabetical order with the other definitions in that section:

               "Applicable-Covered Rate" means -- for each Borrowing-Purpose Category in the table below -- the annual interest rate stated beside that category:


               Borrowing-Purpose Category                     Applicable-Covered Rate

               Gestation Borrowings                           0.850%

               Repurchase Borrowings                          1.375%

               Nonconforming-Bulk Borrowings                  2.000%

               Other Warehouse Borrowings                     1.250%

               Indirect-Warehouse Borrowings                  1.500%

               Working-Capital Borrowings                     1.500%

               Term-Line Borrowings                           2.000%

               Overline Borrowings                            As agreed by Borrower and
                                                              Bank One from time to time

               "Applicable Margin" means -- for each Borrowing-Purpose Category and relevant Borrowing-Price Category in the table below -- the positive or negative interest margin beside those categories:


               Borrowing-Purpose Category           Borrowing-Price Category         Applicable Margin


               Gestation Borrowings                 Base Rate                             0.000%

                                                    Fed-Funds Rate or LIBOR               0.850%

               Swing Borrowings                     Base Rate                             0.000%

                                                                Ninth Amendment
                                                                ---------------

Borrowing-Purpose Category        Borrowing-Price Category     Applicable Margin

                                  Fed-Funds Rate                     1.250%

Nonconforming-Bulk Borrowings     Base Rate                          1.000%

                                  Fed-Funds Rate or LIBOR            2.000%

Repurchase Borrowings             Base Rate                          0.000%

                                  Fed-Funds Rate or LIBOR            1.375%

Other Warehouse Borrowings        Base Rate                          0.000%

                                  Fed-Funds Rate or LIBOR            1.250%

Indirect-Warehouse Borrowings     Base Rate                          0.000%

                                  Fed-Funds Rate or LIBOR            1.500%

Working-Capital Borrowings        Base Rate                          0.500%

                                  Fed-Funds Rate or LIBOR            1.500%

Term-Line Borrowings              Base Rate                          1.000%

                                  Fed-Funds Rate or LIBOR            2.000%

Overline Borrowings               Base Rate            As agreed by Borrower
                                                       and Bank One from time
                                                       to time.

                                  Fed-Funds Rate or    As agreed by Borrower
                                  LIBOR                and Bank One from time
                                                       to time.

        "Approved Originator" means any Originator who (a) has entered into a Three-Party Agreement with Borrower and Agent, (b) has a minimum net worth of $250,000, (c) has been in business for a minimum of three years, (d) has submitted its Current Financial statements to Agent, and (e) is from time to time named on a list agreed to by Agent and Borrower (which list Agent shall furnish to any Lender upon request) as that list may be amended from time to time (i) by Borrower and Agent to remove or add other names as Agent and Borrower may agree, (ii) by either Agent or Determining Lenders to remove any such other Person after Agent has or Determining Lenders have given to Borrower notice of (and an opportunity to discuss) the proposed removal of that Person, or (iii) automatically (without signing by any party) to remove any such Person who then (A) is not Solvent, (B) fails to pay its debts generally as they become due, (C) voluntarily seeks, consents to, or acquiesces in the benefit of any Debtor Law, (D) becomes a party to or is made the subject of any proceeding provided for by any Debtor Law (other than as a creditor or claimant) that could suspend or otherwise adversely affect the Rights of any Company, Agent, or any Lender in connection with the transactions contemplated in the Originator Documents or Loan Documents, (E) is in default under its Indirect-Warehouse Loan Agreement, or (F) fails to be agency qualified in any respect.

        "Bailee Letter" means, as applicable under the circumstances, one of the letters executed and delivered by Agent in substantially the form of Exhibit C-4.

        "Borrowing-Purpose Category" means any category of Borrowing determined with respect to its purpose, e.g., a (a) Warehouse Borrowing, which may be a Dry Borrowing, Wet Borrowing, Gestation Borrowing, Swing Borrowing, Second-Lien Borrowing, Nonconforming

                                                                Ninth Amendment
                                                                ---------------

Borrowing, Nonconforming-Bulk Borrowing, or Repurchase Borrowing, (b) Working-Capital Borrowing, which may be a P&I Borrowing, T&I Borrowing, or Foreclosure Borrowing, or (c) Term-Line Borrowing.

        "Eligible-Nonconforming Loan" is defined in Schedule 4.1.

        "Eligible-Nonconforming-Bulk Loan" is defined in Schedule 4.1.

        "Eligible-Indirect-Warehouse Loan" is defined in Schedule 4.1.

        "Guarantor" means Matrix Bancorp, Inc., a Colorado corporation.

        "Indirect-Warehouse Borrowings" means a Warehouse Borrowing which is (a) a Ratable Borrowing or Swing Borrowing, (b) subject to the Indirect-Warehouse Sublimit, and (c) supported by the Borrowing Base for Eligible-Indirect-Warehouse Loans.

        "Indirect-Warehouse Sublimit" means $10,000,000.

        "Indirect-Warehouse Collateral" means all Indirect-Warehouse Documents offered as Collateral under the Loan Documents.

        "Indirect-Warehouse Documents" means, for any Approved Originator, its Indirect-Warehouse Loan Agreement and the documents and items described on
Schedule 4.3 and required to be delivered to Agent under Section 4.3.

        "Indirect-Warehouse Loan Agreement" means a loan agreement between Borrower and an Approved Originator under which, among other things (a) Borrower provides financing to that Approved Originator for its Mortgage Loan origination and acquisition until those Mortgage Loans are sold in the secondary market, and
(b) that Approved Originator grants to Borrower first-priority Liens upon, among other things, the Mortgage Collateral delivered to or for Borrower by or for that Approved Originator.

        "Jumbo Sublimit", at any time, means, unless otherwise approved by Agent in writing, (a) for all Jumbo Loans (except Eligible-Nonconforming Loans, Eligible-Nonconforming-Bulk Loans, Eligible-Repurchased Loans, or Eligible-Second-Lien Loans), 35% of the total Warehouse Commitments, and (b) for any Jumbo Loan (except Eligible-Nonconforming Loans, Eligible-Nonconforming-Bulk Loans, Eligible-Repurchase Loans, or Eligible-Second-Lien Loans) in excess of $750,000, only the first $750,000.

        "Nonconforming Borrowing" means a Warehouse Borrowing which is (a) a Ratable Borrowing or Swing Borrowing, (b) subject to the Nonconforming Sublimit, and (c) supported by the Borrowing Base for Eligible-Nonconforming Loans.

        "Nonconforming Bulk-Borrowing" means a Warehouse Borrowing which is (a) a Ratable Borrowing or Swing Borrowing, (b) subject to the Nonconforming Sublimit, and (c) supported by the Borrowing Base for Eligible-Nonconforming-Bulk Loans.

        "Nonconforming Loans" means, collectively, Eligible-Nonconforming Loans and Eligible-Nonconforming-Bulk Loans.

        "Nonconforming Sublimit" means (a) for all Nonconforming Loans, $45,000,000 and (b) for Eligible-Nonconforming-Bulk Loans, $35,000,000.

        "Originator" means any Person who originates and acquires Mortgage Loans and markets and sells then in the secondary market.

                                                                Ninth Amendment
                                       3                        ---------------

                "Overline Borrowing" means a Borrowing under the Overline Facility, which may not be a Nonconforming Borrowing, a Nonconforming Bulk Borrowing, a Repurchase Borrowing, or a Second-Lien Borrowing.

                "Repurchase Sublimit" means $20,000,000.

                "Revolving Subordinated Loan Agreement" means the Revolving Loan Agreement dated August 1, 1995, between Borrower and Guarantor.

                "Servicing Portfolio" means, at any time, the total unpaid principal amount of Mortgage Loans serviced by Borrower for a fee, the servicing rights to which are owned by Borrower, other than any Mortgage Loans serviced by Borrower under a subservicing agreement or a master servicing agreement.

                "Three-Party Agreement" means a Three-Party Agreement entered into between Agent, Borrower, and an Approved Originator substantially in the form of Exhibit G.

                "Tranche A" means that portion of Term-Line Borrowings that (a) is advanced for the purpose of leveraging certain portions of Borrower's existing Servicing Portfolio, (b) may not be reborrowed under this agreement on or after the Tranche A-Actual-Termination Date, and (c) may not exceed an amount equal at any time to the lesser of either (i) the total Term-Line Commitments minus Tranche B or (ii) $15,000,000.

                "Tranche A-Actual-Termination Date" means the earlier of either
        (a) the Tranche A-Stated-Termination Date or (b) the date on which all of the Term-Line Commitments have otherwise terminated or been canceled.

                "Tranche A-Stated-Termination Date" means February 22, 1999.

                "Tranche B" means that portion of Term-Line Borrowings that (a) is advanced for the purpose of financing certain Servicing Portfolio acquisitions, (b) may not be reborrowed under this agreement on or after the Tranche B-Actual-Termination Date, and (c) may not exceed an amount equal at any time to the lesser of either (i) the total Term-Line Commitments minus Tranche A or (ii) $30,000,000.

                "Tranche B-Actual-Termination Date" means the earlier of either
        (a) the Tranche B-Stated-Termination Date or (b) the date on which all of the Term-Line Commitments have otherwise terminated or been canceled.

                "Tranche B-Stated-Termination Date" means June 30, 1999.

                "Warehouse-Stated-Termination Date" means June 30, 1999.

                "Warehouse Borrowing" means a Ratable Borrowing or Swing Borrowing that is (a) advanced to Borrower under the Warehouse Commitment, (b) either a Dry Borrowing, Wet Borrowing, Gestation Borrowing (which may not be a Swing Borrowing), Nonconforming Borrowing, Nonconforming-Bulk Borrowing, Second-Lien Borrowing, Indirect-Warehouse Borrowing, or Repurchase Borrowing, and (c) supported by the Borrowing Base for Mortgage Collateral.

                "Wet Sublimit" means, at any time, a percentage of the total Warehouse Commitments, which percentage is (a) 35% for the first five and last five Business Days of each Calendar Month, and (b) 25% at all other times

    (B) Clause (h) of the definition of "Adjusted-Tangible-Net Worth" in
Section 1.1 is entirely amended as follows:

                                                                Ninth Amendment
                                       4                        ---------------

                "(h) Borrower's direct and indirect guaranties of Debt of any other Person (other than Matrix Bancorp, Inc.), minus"

        (C) The parenthetical in the definition of "Approved Investor" in
        Section 1.1 is entirely amended as follows:

                "(separate lists will be maintained for Nonconforming
            Borrowings, Second-Lien Borrowings, and for all other Warehouse Borrowings)"

        (D) Clause (b) of the definition of "Total-Adjusted Debt" in Section 1.1 is entirely amended as follows:

                "(b) obligations under repurchase agreements used to finance
            Mortgage Securities, minus"

        (E) The definition of "B/C-Paper Sublimit," "Committed B/C-Paper Borrowing," "Eligible-Committed-B/C-Paper Loan," "Eligible-Uncommitted-B/C-Paper Loan," "Equi-Mor," and "Uncommitted-B/C-Paper Sublimit" is entirely deleted from
Section 1.1.

        (F) Section 2.1(a) is entirely amended as follows:

                (a) Warehouse Commitments. Subject to the limitations below and other provisions of the Loan Documents, on a revolving basis, and on Business Days before the Warehouse-Actual-Termination Date, each Lender severally agrees to provide its Commitment Percentage (except for Agent in respect of Swing Borrowings) of Warehouse Borrowings so long as, in each case, no Warehouse Borrowing may be disbursed that would cause any of the following applicable limitations to be exceeded, which limitations must be read together and are not mutually exclusive:

               . The sum (without duplication) of the total Principal Debt plus the total LC Exposure may never exceed the lesser of either
                  (a) the total Combined Commitments and the Overline Facility, or (b) the total Borrowing Base.

               . The total Principal Debt of all Warehouse Borrowings may never exceed the lesser of either (i) the total Warehouse Commitments or (ii) the sum of the Borrowing Base for Mortgage Collateral plus the Borrowing Base for Gestation Collateral minus the Principal Debt of all Overline Borrowings.

               . The total Principal Debt of all Swing Borrowings may never exceed the Swing Sublimit.

               . The total Principal Debt of all Wet Borrowings may never exceed the Wet Sublimit.

               . The total Principal Debt of all Gestation Borrowings may never exceed the lesser of either (i) the Gestation Sublimit or (ii) the Borrowing Base for Gestation Collateral.

               . The total Principal Debt of all Nonconforming Borrowings may never exceed the lesser of either (i) the Nonconforming Sublimit or (ii) the Borrowing Base for Eligible-Nonconforming Loans.

               . The total Principal Debt of all Nonconforming-Bulk Borrowings may never exceed the lesser of either (i) the Nonconforming Sublimit or (ii) the Borrowing Base for Eligible-Nonconforming Bulk Loans.

                                                                Ninth Amendment
                                       5                        ---------------

               . The total Principal Debt of all Second-Lien Borrowings may never exceed the lesser of either (i) the Second-Lien Sublimit or (ii) the Borrowing Base for Eligible-Second-Lien Loans.

               . The total Principal Debt of all Indirect-Warehouse Borrowings may never exceed the lesser of either (i) the Indirect-Warehouse Sublimit or (ii) the Borrowing Base for Eligible-Indirect-Warehouse Loans.

               . The total Principal Debt of all Repurchase Borrowings may never exceed the lesser of either (i) the Repurchase Sublimit or (ii) the Borrowing Base for Eligible-Repurchased Loans.

               . Except for Agent in respect of Swing Borrowings, no Lender's direct or indirect portion of the Principal Debt under this clause (a) may ever exceed either its Warehouse Commitment or its Commitment Percentage for Warehouse Borrowings.

               . No Warehouse Borrowing may be made on a day that is not a Business Day, or on or after the Warehouse-Actual-Termination Date.

               . Each disbursement of a Warehouse Borrowing must be at least $25,000.

        (G) The fourth bullet point in Section 2.1(c) is entirely deleted.

        (H) Section 3.3 is entirely amended as follows:

              3.3 Scheduled Payments. Unless otherwise provided in this
            agreement, Borrower shall pay the Obligation in accordance with the following table:

Obligation                                     Payable

Interest on each LIBOR Borrowing except at      As it accrues on (a) the last day of that
the Default Rate                                Borrowing's Interest Period and -- if that
                                                Interest Period is longer than three months
                                                -- 90 days after its first day and each 90
                                                days after that and (b) on the
                                                Warehouse-Actual-Termination Date (for
                                                Warehouse and Working-Capital Borrowings) or
                                                the final maturity date of the applicable
                                                tranche for Term-Line Borrowings, as the case
                                                may be

Interest on each other Borrowing except at      On (a) the 15th day of each Calendar Month as
the Default Rate                                it accrued on the last day of the preceding
                                                Calendar Month and (b) on the
                                                Warehouse-Actual-Termination Date or the
                                                final maturity date of the applicable tranche
                                                for Term-Line Borrowings, as the case may be

Interest at the Default Rate regardless of      On demand as it accrues
Borrowing-Price Category

Principal Debt of Swing Borrowings and          On demand
Overline Borrowings

Other Principal Debt of, and other Obligation   On the Warehouse-Actual-Termination Date
related to, Warehouse Borrowings and
Working-Capital Borrowings

Principal Debt of Tranche A outstanding on      In consecutive, equal, monthly installments
the Tranche A-Actual-Termination Date           commencing on the Tranche
                                                A-Actual-Termination Date and continuing on
                                                the same day of each ensuing Calendar Month,
                                                with the last installment being made on
                                                February 22, 2004, accompanied by the balance
                                                of all related Obligation then remaining
                                                unpaid

Principal Debt of Tranche B outstanding on      In consecutive, equal, monthly installments
                                                commencing on

                                                               Ninth Amendment
                                       6                       ---------------


Obligation                                      Payable
the Tranche B-Actual-Termination Date           June 30, 1999, and continuing
                                                on the same day of each ensuing Calendar
                                                Month, with the last installment being made
                                                on June 30, 2004, accompanied by the balance
                                                of all Obligation then remaining unpaid


(I)       Section 3.5(a)(ii) is entirely amended as follows:

                (ii) Principal Debt of all non-Swing Borrowings in the order below -- payable ratably to each Lender in accordance with its Commitment Percentage -- except as the order may be rearranged by Agent to the extent possible to avoid the application of any Funding Loss for LIBOR Borrowings. Principal Debt shall be applied (A) to the Borrowing-Purpose Category to the extent the collections or proceeds are from or arose in respect of the Collateral in its Borrowing Base and (B) then in the following order:

               .   Term-Line Borrowings
               .   Foreclosure Borrowings
               .   P&I Borrowings
               .   T&I Borrowings
               .   Nonconforming-Bulk Borrowings (Wet Borrowings first)
               .   Nonconforming Borrowings (Wet Borrowings first)
               .   Repurchase Borrowings (Wet Borrowings first)
               .   Second-Lien Borrowings (Wet Borrowings first)
               .   Indirect-Warehouse Borrowings (Wet Borrowings first)
               .   Other Wet Borrowings
               .   Other Dry Borrowings (other than Gestation Borrowings)
               .   Gestation Borrowings

     (J)  Section 3.5(b)(vi) is entirely amended as follows:

               (vi) Principal Debt in the order below -- payable ratably to each Lender in accordance with its Termination Percentage -- except as the order may be rearranged by Agent to the extent possible to avoid the application of any Funding Loss for LIBOR Borrowings. For purposes of this section, no distinction shall be made whether the Borrowings arose under the Warehouse Commitments or the Overline Facility. Principal Debt shall be applied (A) to the Borrowing-Purpose Category to the extent the collections or proceeds are from or arose in respect of the Collateral in its Borrowing Base and (B) then in the following order:

               .   Term-Line Borrowings
               .   Foreclosure Borrowings
               .   P&I Borrowings
               .   T&I Borrowings
               .   Nonconforming-Bulk Borrowings (Wet Borrowings first)
               .   Nonconforming Borrowings (Wet Borrowings first)
               .   Repurchase Borrowings (Wet Borrowings first)
               .   Second-Lien Borrowings (Wet Borrowings first)
               .   Indirect-Warehouse Borrowings (Wet Borrowings first)
               .   Other Wet Borrowings
               .   Other Dry Borrowings (other than Gestation Borrowings)
               .   Gestation Borrowings

     (K)  Section 3.14 is entirely amended as follows:

               3.14 Fees. The following are not compensation for the use, detention, or forbearance of money, are in addition to and not in lieu of interest and expenses otherwise described in the Loan Documents, are non-refundable, bear interest if not paid when due at

                                                                Ninth Amendment
                                       7                        ---------------
     the Default Rate, and are calculated on the basis of actual days (including the first but excluding the last) elapsed over a year of 360 days (or actual days during that year, if the calculation would otherwise result in exceeding the Maximum Amount and the payment were deemed to be interest notwithstanding the above provisions to the contrary):

                        (a) Agent's Fees. Borrower shall pay to Agent -- for its
               sole account -- administrative, syndication, and custodial fees in amounts and upon such payment terms as may be separately agreed upon by Borrower and Agent in writing.

                        (b) Warehouse Unused Facility Fee. Borrower shall pay to
               Agent an unused facility fee for Lenders payable in arrears on the 15th day of each Calendar Month for the preceding Calendar Month and on the Warehouse-Actual-Termination Date. Each payment of the unused facility fee is a percentage per annum calculated for the period in which it accrued as the product of 0.125% multiplied by the amount by which (i) the average-daily total Warehouse Commitment exceeds (ii) the average daily Principal Debt relating to Warehouse Borrowings.

                        (c) Working-Capital Commitment Fee. Borrower shall pay
               to Agent a commitment fee for Lenders payable in arrears on the 15th day of the Calendar Quarter for the preceding Calendar Quarter and on the Warehouse-Actual-Termination Date. Each payment of the commitment fee is a percentage per annum calculated for the period in which it accrued as the product of 0.150% multiplied by the total Working-Capital Commitment.

                        (d) Term-Line Commitment Fee. Borrower shall pay to
               Agent a commitment fee for Lenders payable in arrears on the 15th day of the Calendar Quarter for the preceding Calendar Quarter and on the Tranche B-Stated-Termination Date. Each payment of the commitment fee is a percentage per annum calculated for the period in which it accrued as the product of 0.250% multiplied by the amount by the total Term-Line Commitment.

                        (e) LC Issuance Fees. On the date that any LC is issued
               under this agreement, Borrower shall pay to Agent -- for its sole account --an LC issuance fee of 1.25% multiplied by the face amount of the LC being issued.

(L)  The phrase "or pooling" is entirely deleted from Section 4.5(a).

(M)  Section 8.1 is entirely amended as follows:

                8.1 Debt. No Company may directly or indirectly create, incur,
                    ----
     permit to exist, or commit to create or incur (a) any Wet Borrowings except in connection with this agreement or in connection with any Permitted Debt whose description specifically allows for Wet Borrowings, (b) any mortgage loan repurchase agreements (except in connection with any Permitted Debt whose description specifically allows for mortgage loan repurchase agreements or as otherwise permitted by Agent in writing), or (c) any other Debt except the following (collectively, the "Permitted Debt"):

               (i)   Obligations to pay Taxes.

               (ii) Liabilities for accounts payable, non-capitalized equipment or operating leases, and similar liabilities if in each case incurred in the ordinary course of business.

               (iii) Accrued expenses, deferred credits, and loss contingencies that are properly classified as liabilities under GAAP.

               (iv)  The Obligation.

                                                                Ninth Amendment
                                       8                        ---------------

               (v) Up to $825,000 in Debt (including related letters of credit and reimbursement agreements) under a municipal bond financing facility with U.S. Bank National Association (formerly known as Colorado National Bank).

               (vi) Up to $1,235,000 in Debt under a land acquisition loan from First Security Bank, which can be replaced by up to $5,000,000 in Debt under a land acquisition/development loan from Bank One, Colorado.

               (vii) Up to $15,000,000 in warehouse Debt with Argo Federal Savings Bank that involves financings of a Company's origination or acquisition of mortgage loans until they are sold in the secondary market.

               (viii) Up to $400,000 in Debt (but not warehouse-type Debt) under a facility with Piper-Jaffray (American Strategic Income Portfolio, Inc.) as that amount may be reduced but not increased at any time on or after the Closing Date.

               (ix) Debt under a Revolving Subordinated Loan Agreement between Borrower and Guarantor, providing (in terms acceptable to Agent) that any liabilities arising under the Revolving Subordinated Loan Agreement are expressly subordinated to the Obligation.

               (x) Guaranty by the Companies of up to $20,000,000 principal and all other indebtedness of Matrix Bancorp, Inc. under a combination revolving and term credit facility provided by Bank One, Texas, N.A., and other lenders, as that facility may be renewed, extended, amended, or restated from time to time.

               (xi) Debt (other than the above) incurred after the date of this agreement, never to exceed $250,000 unless approved by Agent in writing.

     (N)  Section 8.2(ix) is entirely deleted.

     (O) Sections 8.3(xi) through (xiv), and the last paragraph of Section 8.3, are entirely amended as follows:

               (xi) An investment in real property in Ft. Lupton, Colorado, valued up to $5,000,000.

               (xii) Investments in Pulte Corporation model homes, valued at no more than $500,000.

               (xiii) Loans to Approved Originators under Indirect-Warehouse Loans Agreements with a maximum commitment of $5,000,000 to each individual Approved Originator.

               (xiv) Other loans, advances, or investments, so long as the aggregate amount outstanding (defined as the amount of any such loans or advances plus the cost of any such investments) is never more than $100,000 at any one time.

          At no time may the aggregate market value of all Permitted Loans/Investments (other than Mortgage Loans and Mortgage Securities described in Section 8.3(iii) and loans described in Section 8.3(xiii) above) exceed an aggregate value of more than $6,000,000.

     (P)  A new Section 8.16 is added as follows:

                                                                Ninth Amendment
                                       9                        ---------------

               8.16 Underwriting Guidelines. No Company may make any material change to its underwriting guidelines.

     (Q) Section 9 is entirely amended as follows:

               SECTION 9.  FINANCIAL COVENANTS.  Until all commitments by
                           -------------------
         Lenders to extend credit under this agreement have been canceled or terminated and the Obligation is fully paid and performed, Borrower covenants and agrees with Agent and Lenders as follows:

                    9.1  Net Worth.

                          (a) The Companies' Net Worth may never be less than
                    the greater of: (i) $13,000,000, or (ii) 90% of actual Net Worth as of the preceding fiscal year end, plus 90% of positive Net Income for each Calender Month following such date, plus 90% of all contributions to any Company's stockholders' equity made on or after such date.

                         (b) The Companies' Adjusted-Net Worth may never be less than the greater of: (i) $25,000,000, or (ii) 90% of actual Adjusted-Net Worth as of the preceding fiscal year end, plus 90% of positive Net Income for each Calender Month following such date, plus 90% of all contributions to any Company's stockholders' equity made on or after such date.

                         (c) The Companies' Adjusted-Tangible-Net Worth may
                    never be less than the greater of: (i) $25,000,000, or (ii) 90% of actual Adjusted-Tangible-Net Worth as of the preceding fiscal year end, plus 90% of positive Net Income for each Calender Month following such date, plus 90% of all contributions to any Company's stockholders' equity made on or after such date.

                    9.2 Leverage. The ratio of the Companies' Total-Adjusted Debt to Adjusted-Tangible-Net Worth may never exceed 8.0 to 1.0.

                    9.3 Servicing Leverage. The ratio of outstanding Term-Line Borrowings outstanding to the Companies' Adjusted-Net Worth may never exceed 2.5 to 1.0.

                    9.4 Subordinated Debt Leverage. The ratio of any Permitted Debt outstanding under the Revolving Subordinated Loan Agreement to the Companies' Net Worth may never exceed 2.0 to 1.0.

                    9.5 Cash Flow. The ratio of the Companies' historical Cash Flow to historical CMLTD may never be less than 1.3 to 1.0 at the end of any 12-month period, calculated as of the last day of each Calendar Month.

                    9.6 Servicing Portfolio. The Servicing Portfolio may never be less than $4,000,000,000. Agency servicing must represent a minimum of 65% of the total Servicing Portfolio.

                    9.7 Servicing Delinquencies. The ratio of mortgage loans in the Servicing Portfolio that are 30 days or more delinquent, or in foreclosure or bankruptcy, to the Servicing Portfolio, may not exceed 8.0%. The ratio of mortgage loans in the Servicing Portfolio that are 90 days or more delinquent, or in foreclosure or bankruptcy, to the Servicing Portfolio, may not exceed 3.0%.

                    9.8  Debt to Servicing Portfolio.

                                                                Ninth Amendment
                                      10                        ---------------

                         (a) The Principal Debt of Term-Line Borrowings may never exceed the lesser of either (i) 1.25% of the unpaid principal balance of the Servicing Portfolio, or (ii) 70% of the Appraised Value of the Servicing Portfolio.

                         (b) The Principal Debt of Working-Capital Borrowings and Term-Line Borrowings may never exceed the lesser of either (i) 1.25% of the unpaid principal balance of the Servicing Portfolio, or (ii) 95% of the Appraised Value of the Servicing Portfolio.

     (R)   Exhibit C-5 is entirely deleted.

     (S)   A new Exhibit G is added in the form of the attached Exhibit G.

     (T)   Schedules 2, 4.1, 4.2, 4.3, 6.9, and 6.10 and Exhibits C-3, C-4, C-6,
D-1, D-2, D-3, and D-6 are entirely amended in the forms of, and all references in the Credit Agreement to those schedules and exhibits are changed to, the attached Fifth Amended Schedule 2, Amended Schedule 4.1, Amended Schedule 4.2, Amended Schedule 4.3, Second Amended Schedule 6.9, Amended Schedule 6.10, Amended Exhibit C-3, Amended Exhibit C-4, Amended Exhibit C-5, Second Amended Exhibit D-1, Amended Exhibit D-2, Second Amended Exhibit D-3, and Amended Exhibit D-6 respectively.

     3.  CONDITIONS PRECEDENT. Notwithstanding any contrary provision, the
         --------------------
foregoing paragraphs in this document are not effective unless and until (A) the representations and warranties in this document are true and correct and (B) Agent receives (1) counterparts of this document executed by each party on the signature pages of this document and (2) each document and other item listed on the attached Annex A, each of which must be in form and substance acceptable to Agent and its special counsel.

     4.  RATIFICATIONS. To induce Agent and Lenders to enter into this document,
         -------------
Borrower (A) ratifies and confirms all provisions of the Loan Documents as amended by this document, (B) ratifies and confirms that all guaranties, assurances, and Liens granted, conveyed, or assigned to Agent and Lenders under the Loan Documents (as they may have been renewed, extended, and amended) are not released, reduced, or otherwise adversely affected by this document and continue to guarantee, assure, and secure full payment and performance of the present and future Obligation, and (C) agrees to perform those acts and duly authorize, execute, acknowledge, deliver, file, and record those additional documents, and certificates as Agent or any Lender may request in order to create, perfect, preserve, and protect those guaranties, assurances, and Liens .

     5.  REPRESENTATIONS. To induce Agent and Lenders to enter into this
         ---------------
document, Borrower represents and warrants to Agent and Lenders that as of the date of this document (A) Borrower has all requisite authority and power to execute, deliver, and perform its obligations under this document, which execution, delivery, and performance have been duly authorized by all necessary corporate action, require no action by or filing with any Tribunal, do not violate its corporate charter or bylaws, or (except where not a Material-Adverse Event) violate any Law applicable to it or any material agreement to which it or its assets are bound, (B) upon execution and delivery by all parties to it, this document will constitute Borrower's legal and binding obligation, enforceable against it in accordance with their respective terms except as that enforceability may be limited by Debtor Laws and general principles of equity,
(C) all other representations and warranties in the Loan Documents are true and correct in all material respects except to the extent that (1) any of them speak to a different specific date or (2) the facts on which any of them were based have been changed by transactions contemplated or permitted by the Loan Agreement, and (D) no Material-Adverse Event, Default, or Potential Default exists.


     6.  EXPENSES.  Borrower shall pay all costs, fees, and expenses paid or
         --------
incurred by Agent incident to this document, including, without limitation, the reasonable fees and expenses of Agent's special counsel in connection with the negotiation, preparation, delivery, and execution of this document and any related documents.

                                                             Ninth Amendment
                                      11                     ---------------

     7.  MISCELLANEOUS. All references in the Loan Documents to the "Loan
         -------------
Agreement" to the Loan Agreement as amended by this document. This document is a "Loan Document" referred to in the Loan Agreement; therefore, the provisions relating to Loan Documents in Sections 1 and 12 are incorporated in this document by reference. Except as specifically amended and modified in this document, the Loan Agreement is unchanged and continues in full force and effect. This document may be executed in any number of counterparts with the same effect as if all signatories had signed the same document. All counterparts must be construed together to constitute one and the same instrument. This document binds and inures to each of the undersigned and their respective successors and permitted assigns, subject to Section 12.12.

THIS DOCUMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BY THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                    REMAINDER OF PAGE INTENTIONALLY BLANK.
                            SIGNATURE PAGE FOLLOWS.

                                                                 Ninth Amendment
                                       12                        ---------------

     EXECUTED as of the date first stated in this Ninth Amendment to Amended and Restated Loan Agreement.

MATRIX FINANCIAL SERVICES  CORPORATION, as Borrower          BANK ONE, TEXAS, N.A., as Agent, as a Lender, and as
                                                             Bank One


By                      /s/                                  By                        /s/
     ----------------------------------------------              ------------------------------------------------
     George R. Bender, President                                 Mark L. Freeman, Vice President


             U.S. BANK NATIONAL ASSOCIATION, formerly        RESIDENTIAL FUNDING CORPORATION, as a Lender
Colorado National Bank, as a Lender


By                      /s/                                  By                        /s/
     ----------------------------------------------              ------------------------------------------------
     Susan Derber, Vice President                                Mitchell K. Nomura, Director


                                 CONSENT AND AGREEMENT
                                 ---------------------

     To induce Agent and Lenders to enter into this document, the undersigned
(a) consents and agrees to this document's execution and delivery, (b) ratifies and confirms that all guaranties, assurances, Liens, and subordinations granted, conveyed, or assigned to Agent and Lenders under the Loan Documents (as they may have been renewed, extended, and amended) are not released, diminished, impaired, reduced, or otherwise adversely affected by this document and continue to guarantee, assure, secure, and subordinate other debt to the full payment and performance of all present and future Obligation, (c) agrees to perform those acts and duly authorize, execute, acknowledge, deliver, file, and record those additional guaranties, assignments, security agreements, deeds of trust, mortgages, and other agreements, documents, instruments, and certificates as Agent or any Lender may reasonably deem necessary or appropriate in order to create, perfect, preserve, and protect those guaranties, assurances, Liens, and subordinations, (d) represents and warrants to Agent and Lenders that (i) the value of the consideration received and to be received by the undersigned in respect of those guaranties, assurances, Liens, and subordinations are reasonably worth at least as much as the related liability and obligation, (ii) that liability and obligation may reasonably be expected to directly or indirectly benefit the undersigned, and (iii) the undersigned is -- and after giving effect to those guaranties, assurances, Liens, subordinations, and the Loan Documents, in light of all existing facts and circumstances (including, without limitation, collateral for and other obligors in respect of the Obligation and various components of it and various rights of subrogation and contribution), the undersigned will be -- Solvent, and (e) waives notice of acceptance of this consent and agreement, which consent and agreement binds the undersigned and its successors and permitted assigns and inures to Agent, each Lender, and their successors and permitted assigns.

                                           MATRIX BANCORP, INC., as Guarantor


                                           By                /s/
                                                -------------------------------
                                                 Guy A. Gibson, Chief Executive
                                                 Officer and President


                       Signature Page to Ninth Amendment